UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☑	Definitive Additional Materials

☐	Soliciting Material Under Rule 14a-12
West Marine, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
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IMPORTANT 2009 ANNUAL MEETING OF STOCKHOLDERS
INFORMATION — YOUR VOTE COUNTS!

Stockholder Meeting Notice

Notice of West Marine, Inc. Annual Meeting of Stockholders and Important Notice Regarding the
Availability of Proxy Materials for the Annual Meeting of Stockholders to be Held on May 20, 2009
As permitted by new Securities and Exchange Commission rules, you are receiving this notice that the Proxy Materials for the West Marine, Inc. Annual Meeting of Stockholders are available on the Internet. Follow the instructions below to view the Proxy Materials, to vote online or to request that a copy of the Proxy Materials be mailed to you. The items to be voted on and location of the Annual Meeting are on the reverse side. Your vote is important!
This communication presents only an overview of the more complete Proxy Materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the Proxy Materials before voting. The Proxy Statement and Annual Report to Stockholders are available at:
www.envisionreports.com/WMAR
Easy Online Access — A Convenient Way to View Proxy Materials and Vote
When you go online to view these Materials, you can also vote your shares.
Step 1: Go to www.envisionreports.com/WMAR to view the Proxy Materials.
Step 2: Click on Cast Your Vote or Request Materials.
Step 3: Follow the instructions on the screen to log in.
Step 4: Make your selection as instructed on each screen to select delivery preferences and vote.
When you go online, you can also help the environment by consenting to receive electronic delivery of future Proxy Materials.

Obtaining a Copy of the Proxy Materials – If you want to receive a paper or e-mail copy of the Proxy Materials, you must request one. There is no charge to you for requesting a copy. Please make your request for a copy as instructed on the reverse side on or before May 10, 2009 to facilitate timely delivery.

Stockholder Meeting Notice
West Marine, Inc.’s Annual Meeting of Stockholders will be held on May 20, 2009 at the company’s support center located at 500 Westridge Drive, Watsonville, California, at 10:30 a.m. Pacific Time.
Proposals to be voted on at the meeting are listed below along with the Board of Directors’ recommendations.
The Board of Directors recommends that you vote FOR the following proposals:
1.	To elect seven directors: Randolph K. Repass; Geoffrey A. Eisenberg; David McComas; Alice M. Richter; Peter Roy; Daniel J. Sweeney; and William U. Westerfield.

2.	To amend the West Marine, Inc. Associates Stock Buying Plan.

3.	To ratify the selection of Deloitte & Touche LLP, independent registered public accounting firm, as the independent auditors for the fiscal year ending January 2, 2010.

4.	To transact such other business as may properly come before the Annual Meeting.
Our Board of Directors has fixed March 23, 2009 as the record date for the Annual Meeting with respect to this proxy solicitation. Only stockholders of record at the close of business on that date are entitled to notice of and to vote at the Annual Meeting or any adjournments thereof.
PLEASE NOTE – YOU CANNOT VOTE BY RETURNING THIS NOTICE. To vote your shares you must vote online or by telephone or request a paper copy of the Proxy Materials to receive a proxy card. If you wish to attend and vote at the meeting, please bring this notice with you.

Directions to the West Marine, Inc. Annual Meeting of Stockholders
to be held at the West Marine, Inc. support center, 500 Westridge Drive, Watsonville, CA 95076 Telephone 831-728-2700
From Highway 1 (CA-1)
North Bound – (From Monterey)
Take the Harkins Slough Road exit toward Green Valley Road. Turn right onto South Green Valley Road/Harkins Slough Road. At first light turn right onto Harkins Slough Road. Turn right onto Westridge Drive. Proceed to the end of Westridge Drive. The support center will be at the end of the street. Parking is available in front of the building.
From Highway 1 (CA-1)
South Bound – (From Santa Cruz)
Take the CA-152/Main Street exit. Turn right onto South Green Valley Road. At second light turn left onto Harkins Slough Road. Turn right onto Westridge Drive. Proceed to the end of Westridge Drive. The support center will be at the end of the street. Parking is available in front of the building.

Here’s how to order a copy of the Proxy Materials and select a future delivery preference:
Paper copies: Current and future paper delivery requests can be submitted via the telephone, Internet or email options below.
Email copies: Current and future email delivery requests must be submitted via the Internet following the instructions below.
If you request an email copy of current Proxy Materials you will receive an email with a link to the Proxy Materials.
PLEASE NOTE: You must use the numbers in the shaded bar on the reverse side when requesting a set of Proxy Materials.
→	Internet – Go to www.envisionreports.com/WMAR. Click Cast Your Vote or Request Materials. Follow the instructions to log in and order a paper or email copy of the current meeting Materials and submit your preference for email or paper delivery of future meeting Materials.
→	Telephone – Call us free of charge at 1-866-641-4276 using a touch-tone phone and follow the instructions to log in and order a paper copy of the Proxy Materials by mail for the current meeting. You can also submit a preference to receive a paper copy for future meetings.
→	Email – Send email to investorvote@computershare.com with “Proxy Materials West Marine, Inc.” in the subject line. Include in the message your full name and address, plus the three numbers located in the shaded bar on the reverse, and state in the email that you want a paper copy of current meeting Proxy Materials. You can also state your preference to receive a paper copy for future meetings.
To facilitate timely delivery, all requests for a paper copy of the Proxy Materials must be received by May 10, 2009.